SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                          FORM 8-K/A
                       CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d)
           OF THE SECURITIES EXCHANGE ACT OF 1934
              Date of Report: October 24, 2003
                  CALLOWAY'S NURSERY, INC.
   (Exact name of registrant as specified in its charter)
                            Texas
(State or other jurisdiction of incorporation or organization)
                           0-19305
                  (Commission File Number)
                         75-2092519
            (IRS Employer Identification Number)
               4200 Airport Freeway, Suite 200
                Fort Worth, Texas 76106-1911
(Address of principal executive offices, including zip code)
                        817.222.1122
    (Registrant's telephone number, including area code)


Item 5.     OTHER EVENTS

This Form 8-K/A amends the Current Report on Form 8-K dated October 23, 2003 to correct a typographical error in the second paragraph, which indicated that the Company was granted
"until January 2, 2004, to demonstrate compliance", and should have read "until January 21, 2004 to demonstrate compliance".

The corrected text follows herewith:

On October 24, 2002 the Company received a letter from NASDAQ indicating that the Company's common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4), and that the Company would be provided 180 calendar days, or until April 22, 2003, to demonstrate compliance. Furthermore, on April 23, 2003 the Company received a letter from NASDAQ indicating that the Company met the initial listing requirements for the NASDAQ SmallCap Market under Marketplace Rule 4310(c)(2)(A). Since the Company met the initial listing requirements, the Company was granted an additional 180 calendar day grace period, or until October 20, 2003, to demonstrate compliance.

On October 22, 2003 the Company received a letter from NASDAQ indicating that the Company had not regained compliance in accordance with Marketplace Rule
4310(c)(8)(D). However, since the Company met the initial listing requirements for the NASDAQ SmallCap Market under Marketplace Rule 4310(c)(2)(A), the Company was granted an additional 90 calendar day grace period, or until January 21, 2004, to demonstrate compliance.

If compliance with the aforementioned rule cannot be demonstrated by January 21, 2004, NASDAQ will provide written notification that the Company's common stock will be delisted. At that time, the Company may appeal such determination to a Listing Qualifications Panel.

                              CALLOWAY'S NURSERY, INC.

                              By:/s/ Daniel G. Reynolds
                              Daniel G. Reynolds
                              Vice President and Chief
                              Financial Officer